CERTIFICATE OF CORRECTION

                                       OF

                           CERTIFICATE OF DESIGNATIONS

                                       OF

                     SERIES B 7% CONVERTIBLE PREFERRED STOCK

                                       OF

                      EDUCATIONAL VIDEO CONFERENCING, INC.
             (Pursuant to Section 103(f) of the General Corporation
                          Law of the State of Delaware)

          EDUCATIONAL VIDEO CONFERENCING, INC., a Delaware corporation (the "Corporation"), does hereby certify that:

          1. The name of the corporation is Educational Video Conferencing, Inc.

          2. The Certificate of Designations of Series B 7% Convertible Preferred Stock of the Corporation (the "Certificate of Designations"), which was filed by the Secretary of State of Delaware on September 22, 2000, is hereby corrected:

          3. The inaccuracy to be corrected in Section 1 of the Certificate of Designations is as follows:

               In the definition section of "CLOSING DATE" the word in should have been inserted between the words filed and Delaware.

          4.   The definition of closing date in corrected form is as follows:

               "CLOSING DATE" means the date this Certificate of Designations is filed in Delaware.

          5. The inaccuracy to be corrected in Section 11 G of the Certificate of Designations is as follows:

               The reference in the second sentence of Section 11 G to Section 10(b)E should have been to Section 11(b)E.

          6. The second sentence of Section 11 G in corrected form is as follows:

               G. No readjustments of the Conversion Price pursuant to subsections 11(b)E or F shall be applicable to conversion of Series B Preferred effected prior to the occurrence of the event requiring such readjustment.

          7. The inaccuracies to be corrected in Section 19(a) of the Certificate of Designations are as follows:

                         o After the word Holder, in the second line, there should have been inserted: and its "affiliates", as defined in Rule 144 of the Exchange Act,

                         o The clause beginning, in the seventh line, as shall cause such Holder to be deemed the beneficial owner of more than 10% should have read: as would cause, upon giving effect to such conversion, the aggregate number of shares of Common Stock beneficially owned by the Holder and its affiliates to exceed 9.99%

                         o After the word Holder, in line 12, there should have been inserted: and its affiliates

                         o    In line 13, 9.99% should have been 10%


          8.   In corrected form, Section 19(a) reads as follows:

               19.  ADDITIONAL PROTECTIVE PROVISIONS.

                         (a) Notwithstanding anything herein to the contrary, if and to the extent that, on any date (the "Section 16 Determination Date"), the holding by a Holder and its "affiliates", as defined in Rule 144 of the Exchange Act, of shares of the Series B Preferred would result in the Holder's becoming subject to the provisions of Section 16(b) of the Exchange Act by virtue of being deemed the "beneficial owner" of more than 10% of the then outstanding  shares  of  Common  Stock,  then  the
                              Holder shall not have the right, and the Corporation shall not have the obligation, to convert so many of such Holder's shares of Series B Preferred (the "SECTION 16 REDEMPTION SHARES") as would cause, upon giving effect to such conversion, the aggregate number of shares of Common Stock beneficially owned by the Holder and its affiliates to exceed 9.99% of the then outstanding shares of Common Stock during the period ending 60 days after the Section 16 Determination Date. If a federal district court for the district in which a Holder is domiciled, or the federal circuit court of the circuit in which such district is located, or the Supreme Court of the United States (each, a "BINDING COURT") shall determine that the foregoing limitation is ineffective to prevent a Holder and its affiliates from being deemed the beneficial owner of more than 10% of the then outstanding shares of Common Stock for the purposes of Section 16(b), then the Corporation shall, at the option of the Holder exercised by giving written notice to the Corporation, redeem the Section 16 Redemption Shares within 20 Business Days from after the giving of such redemption notice. Upon such redemption, the Section 16 Redemption Shares owned by such Holder shall immediately and without further action be deemed returned to the status of authorized but unissued shares of Series B Preferred, and the Holder shall have no interest in or rights under such Section 16 Redemption Shares. Such redemption shall be for cash at a redemption price equal to 105% of the Stated Value of the Section 16 Redemption Shares together with any declared and unpaid dividends to the date of such redemption.


          Executed on this 5th day of October, 2000


                                              /s/ Richard Goldenberg
                                             -----------------------------------
                                             Name:  Richard Goldenberg
                                             Title: Chief Financial Officer